Exhibit 21.1

Entity	Jurisdiction of Incorporation	D/B/A Jurisdiction
42-16 Partners, LLC	Delaware
345-40 Partners, LLC	Delaware
616 First Avenue 2013 Finance, LLC	Delaware
Bellevue C2 Holding, LLC	Delaware
Capital Trust RE CDO 2004-1 Corp.	Delaware
Capital Trust RE CDO 2004-1 Ltd.	Cayman Islands
Capital Trust RE CDO Depositor	Delaware
CNL Hotel JV, LLC	Delaware
CT CDO III Corp.	Delaware
CT CDO III Ltd.	Cayman Islands
CT Legacy Asset, LLC	Delaware
CT Legacy Cayman, Ltd.	Cayman Islands
CT Legacy Holdings, LLC	Delaware
CT Legacy JPM SPV, LLC	Delaware
CT Legacy Manager, LLC	Delaware
CT Legacy REIT Holdings, LLC	Delaware
CT Legacy Series 1 Note Issuer, LLC	Delaware
CT Legacy Series 2 Note Issuer, LLC	Delaware
CT Legacy LXR Holdings, LLC	Delaware
CT OPI GP, LLC	Delaware
CT Public Preferred Trust I	Maryland
CT Public Preferred Trust II	Maryland
CT Public Preferred Trust III	Maryland
CT RE CDO 2004-1 Sub, LLC	Delaware
CT XLC Holding, LLC	Delaware
CTOPI Carried Interest Holdings, LLC	Delaware
CTOPI Carried Interest CT Sub 1, LLC	Delaware
CTOPI Carried Interest CT Sub 2, LLC	Delaware
CTOPI Carried Interest CT Sub 3, LLC	Delaware
CTOPI Carried Interest CT Sub 4, LLC	Delaware
Husky Finco, LLC	Delaware
Parlex 1 Finance, LLC	Delaware
Parlex 2 Finance, LLC	Delaware
Parlex 2A Finco, LLC	Delaware
Parlex 3 Finance, LLC	Delaware
Parlex 4 Finance, LLC	Delaware
Parlex 4 UK Finco, LLC	Delaware
Parlex 5 Finco, LLC	Delaware
Parlex 6 UK Finco, LLC	Delaware
SVP 2013 Finance, LLC	Delaware
Tysons Corner Finance 2013, LLC	Delaware
Victor Holdings I, LLC	Delaware

S-1